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Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda
Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China
Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary
Axis Risk Consulting Services Pvt. Ltd.	India
Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhopal) Pvt. Ltd.	India
Genpact Infrastructure (Bhubaneshwar) Pvt. Ltd.	India
Genpact Infrastructure (Hyderabad) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Infrastructure (Kolkata) Pvt. Ltd.	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Genpact Japan KK	Japan
Genpact Luxembourg S.à.r.l.	Luxembourg
Genpact China Holdings	Mauritius
Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact India International	Mauritius
Genpact India Investments	Mauritius
Genpact Mauritius	Mauritius
Genpact Mauritius—Bhopal SEZ	Mauritius
Genpact Mauritius—Bhubaneshwar SEZ	Mauritius
Genpact Mauritius—Hyderabad SEZ	Mauritius
Genpact Mauritius—Jaipur SEZ	Mauritius
Genpact Mauritius Services	Mauritius
EDM de Mexico S de RL de CV	Mexico
EDM Servicios Administrativos S de RL de CV	Mexico
EDM S de RL de CV	Mexico
Genpact Netherlands B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact Resourcing Services B.V.	Netherlands
ICE Consulting Services VOF	Netherlands
Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands
Genpact Poland Sp. Z O.O.	Poland
Genpact Romania Srl	Romania

Genpact Business Communication Experts S.L.	Spain
Genpact Strategy Consultants S.L.	Spain
Genpact (UK) Ltd.	United Kingdom
Creditek Corporation	United States
Creditek LLC	United States
Creditek Medifinancial, Inc.	United States
Creditek Recovery Solutions, Inc.	United States
First Premier Escrow, Inc.	United States
Genpact El Paso Services Inc.	United States
Genpact International, Inc.	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Mobility Services, Inc.	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services Inc.	United States
Genpact Process Solutions LLC	United States
Genpact Services LLC	United States
Genpact U.S. Holdings, Inc.	United States
Genpact US LLC	United States
MoneyLine Technologies, LLC	United States
Receivable Strategies, LLC	United States
The Elysium Corporation	United States

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  Exhibit 21.1